CONSENT OF KRYSTLE L. GARCIA, ESQ.

I hereby consent to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information included in Post-Effective Amendment No. 29 to the Registration Statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File No. 333-44956).

                            /s/ Krystle L. Garcia

Krystle L. Garcia
Assistant General Counsel

April 20, 2022